 As filed with the Securities and Exchange Commission on February 4, 2000
                                                        Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                             SUNRISE MEDICAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  95-3836867
   (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                Identification Number)
                          --------------------------
                        2382 Faraday Avenue, Suite 200
                          Carlsbad, California 92008
          (Address of Principal Executive Offices including Zip Code)
                          --------------------------
           SUNRISE MEDICAL, INC. ASSOCIATE STOCK PURCHASE PLAN 2000
                           (Full Title of the Plan)
                          --------------------------
          STEVEN A. JAYE, ESQ.                           Copy to:
    Senior Vice President, Secretary             REGINA M. SCHLATTER, ESQ.
           and General Counsel                       Latham & Watkins
           Sunrise Medical Inc.             650 Town Center Drive, 20th Floor
     2382 Faraday Avenue, Suite 200            Costa Mesa, California 92626
       Carlsbad, California 92008                     (714) 540-1235
            (760) 930-1500
                          --------------------------
         (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                          --------------------------
                       CALCULATION OF REGISTRATION FEE
                          --------------------------

--------------------------------------------------------------------------------------------------
                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                                                        Proposed
                                                       Proposed         Maximum
                                        Amount         Maximum         Aggregate      Amount of
                                         to be      Offering Price      Offering    Registration
                                      Registered    Per Share (1)      Price (1)         Fee
--------------------------------------------------------------------------------------------------
Common Stock (2), $1.00 Par Value      1,000,000        $4.38         $4,380,000       $1,156
--------------------------------------------------------------------------------------------------
(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on February 3, 2000.

(2) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Amended and Restated Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

================================================================================
Proposed sale to take place as soon after the effective date of the Registration
       Statement as options granted under the Option Plan are exercised.

                                Total Pages 10
                            Exhibit Index on Page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The description of the Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on June 29, 1992, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any subsequent amendment or report filed for the purpose of updating such description;

         (b) The description of the Common Share Purchase Rights contained in the Company's registration statement on Form 8-A12B/A filed with the Commission on May 16, 1997, as further amended by the description contained in the Company's registration statement on Form 8-A12B/A filed with the Commission on February 11, 1999;

         (c) The Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1999 (including items incorporated by reference from the Company's Definitive Proxy Statement for its Annual Meeting of Stockholders held on December 15, 1999);

         (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 1, 1999; and

         (e) The Company's Current Report on Form 8-K filed with the Commission on January 26, 2000.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Named Experts and Counsel
         -------------------------

         The financial statements of Sunrise Medical, Inc. as of July 2, 1999 and July 3, 1998 and for each of the years in the three year period ended July 2, 1999 have been incorporated in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of Sunrise Medical, Inc. issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Sunrise is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law, enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

         Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Our Certificate of Incorporation and Bylaws provide in effect for the indemnification of our officers and directors to the extent permitted by applicable law; provided, however, under our Bylaws, we are required to indemnify an officer or director in connection with a proceeding (or part thereof) commenced by such officer or director only if the commencement of such proceeding (or part thereof) by the officer or director was authorized by our board of directors.

         The Company has in effect insurance policies covering all of its directors and officers.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         See Index to Exhibits on page 8.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on February 3, 2000.

                              SUNRISE MEDICAL, INC.



                              By:   /s/ Michael N. Hammes
                                    ---------------------
                                    Michael N. Hammes, President and Chief
                                    Executive Officer
                                    (Principal Executive Officer)


                              By:   /s/ Ted N. Tarbet
                                    -----------------
                                    Ted N. Tarbet, Senior Vice President and
                                    Chief Financial Officer (Principal Financial
                                    Officer)


                              By:   /s/ John M. Radak
                                    -----------------
                                    John M. Radak, Vice President
                                    and Controller (Principal Accounting
                                    Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael N. Hammes and Steven A. Jaye, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of February 3, 2000.

Signature                                   Title
---------                                   -----
/s/ Michael N. Hammes                       President and Chief Executive Officer (Principal
-----------------------------------------   Executive Officer)
Michael N. Hammes

/s/ Ted N. Tarbet                           Senior Vice President and Chief Financial Officer
-----------------------------------------   (Principal Financial Officer)
Ted N. Tarbet

/s/ John M. Radak                           Vice President and Controller
-----------------------------------------   (Principal Accounting Officer)
John M. Radak

/s/ Murray H. Hutchinson                    Chairman of the Board of Directors
-----------------------------------------
Murray H. Hutchinson

/s/ Lee A. Ault III                         Director
-----------------------------------------
Lee A. Ault III

/s/ William L. Pierpoint                    Director
-----------------------------------------
William L. Pierpoint

/s/ Joseph Stemler                          Director
-----------------------------------------
Joseph Stemler

/s/ John R. Woodhull                        Director
-----------------------------------------
John R. Woodhull

                               INDEX TO EXHIBITS

EXHIBIT
-------
4.1               Amended and Restated Shareholders' Rights Agreement dated May, 16, 1997           (Note 1)

4.2               First Amendment to Amended and Restated Shareholders' Rights Agreement dated      (Note 2)
                  February 9, 1999

5.1               Opinion of Latham & Watkins.                                                        9

23.1              Consent of KPMG LLP.                                                               10

23.2              Consent of Latham & Watkins (included in Exhibit 5.1).                              9

24.1              Power of Attorney (included in the signature page to this Registration              7
                  Statement).

(1) Incorporated by reference to our Registration Statement on Form 8-A12B/A filed with the Commission on May 16, 1997.

(2) Incorporated by reference to our Registration Statement on Form 8-A12B/A filed with the Commission on February 11, 1999.


                                       8